POWER OF ATTORNEY

	Know all persons by these presents, that Jason W. Aiken, whose signature appears below, constitutes and appoints Gregory S. Gallopoulos, Julie P. Aslaksen, Millie A. Miller and L. Neal Wheeler, and each of them, as his/her true and lawful attorney-in-fact and agent, with full and several power of substitution and with authority to act alone, for him/her and in his/her name, place and stead, in any and all capacities, to:

(1)	prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the United States Securities and Exchange Commission ("SEC") a
Form ID, including any amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC or reports required by Section 16(a) of the
Securities Exchange Act of 1934 (the "Exchange Act") or any rule or regulation of the SEC;

(2)	execute for an on behalf of the undersigned Forms 3, 4, and 5 and any amendments and supplements to those forms in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

(3)	do and perform any and all acts for and on behalf of the undersigned with may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and any amendments and supplements to those forems and file such form with the SEC and any other authority; and

(4)	take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact anbd agent or his/her or their substitutes may lawfully do or cause to be done by virtue thereof.

This Power of Attorney is continuing and shall remain in effect so long as the undersigned is an officer or director of General Dynamics Corporation, a Delaware corporation, unless the undersigned executes and delivers to the Secretary of General Dynamics Corporation a written revocation of this Power of Attorney.

	The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange
Act.



                                         /s/ Jason W. Aiken
                                         March 10, 2010